CAPITAL SECURITIES SUBSCRIPTION AGREEMENT

December 17, 2004

            THIS CAPITAL SECURITIES SUBSCRIPTION AGREEMENT (this "Subscription Agreement") is made among NBN Capital Trust IV, a statutory trust created under the laws of the State of Delaware (the "Trust"), Northeast Bancorp (the "Company" and, collectively with the Trust, the "Offerors") and Greenwich Capital Financial Products, Inc. (the "Purchaser").

RECITALS:

            A.      The Trust desires to issue $10,000,000 of its MMCapSsm (the "Capital Securities"), with a liquidation amount of $1,000 per Capital Security, representing undivided beneficial interests in the assets of the Trust (the "Offering"), to be issued pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), by the Company, as Sponsor, Wilmington Trust Company, as Institutional Trustee, Wilmington Trust Company, as Delaware Trustee, and the Administrators named therein, which Capital Securities are to be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise to the extent provided in and pursuant to the terms of a Guarantee Agreement (the "Guarantee") between the Company and Wilmington Trust Company, as Guarantee Trustee; and

            B.      The proceeds from the sale of the Capital Securities will be combined with the proceeds from the sale of the Common Securities by the Trust to the Company and will be used by the Trust to purchase an equivalent aggregate principal amount of Fixed/Floating Rate Junior Subordinated Debentures due 2035 of the Company (the "Debentures"), to be issued by the Company pursuant to an Indenture (the "Indenture") to be executed by the Company, as Issuer, and Wilmington Trust Company, as Debenture Trustee; and

            C.      In consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF CAPITAL SECURITIES

            1.1.     Upon the execution of this Subscription Agreement, subject to Section 1.4, the Purchaser hereby agrees to purchase from the Trust 10,000 Capital Securities at a price equal to $1,000 per Capital Security (the "Purchase Price") and the Trust agrees to sell the same number of Capital Securities with a liquidation amount of $1,000 per Capital Security to the Purchaser for the Purchase Price. The rights and preferences of the Capital Securities will be set forth in the Declaration in form and substance reasonably acceptable to the Purchaser. The Purchase Price is payable by the Purchaser on December 22, 2004 (the "Closing Date") in immediately available funds to the account designated by Wilmington Trust Company against delivery of the aforementioned Capital Securities.

            1.2.     The certificate for the Capital Securities shall be authenticated by the Institutional Trustee and delivered in definitive form by the Trust on the Closing Date to the Purchaser or its designee, shall be registered in the name of the Purchaser or its designee and shall represent the aggregate liquidation amount of the Capital Securities being purchased by the Purchaser.

            1.3.     Each of the provisions of the Placement Agreement, dated December 17, 2004 (the "Placement Agreement"), including the definitions therein, are hereby incorporated by reference into this Subscription Agreement. In addition, to the extent provided for in the Placement Agreement, the Purchaser shall be entitled to the benefits of the Placement Agreement and shall be entitled to enforce such obligations of the Offerors under the Placement Agreement as fully as if the Purchaser were a party to such Placement Agreement, it being agreed between the parties that any and all representations, covenants and other agreements made by the Offerors to the Placement Agent in the Placement Agreement shall be deemed to have also been made to the Purchaser.

            1.4.     If any condition specified herein or in the Placement Agreement shall not have been fulfilled when and as required to be fulfilled by, on behalf of or in respect of the Offerors or the Capital Securities or the Debentures, this Subscription Agreement may be terminated by the Purchaser by notice to the Offerors at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5(h) of the Placement Agreement and except that Sections 1, 7 and 8 of the Placement Agreement shall survive any such termination and remain in full force and effect.

            1.5.     The Offerors understand that the Purchaser intends to resell the Capital Securities and, in addition to all other agreements herein and in the Placement Agreement, the Offerors agree to provide reasonable cooperation with the Purchaser and Wilmington Trust Company as Institutional Trustee with respect to such resales.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PURCHASER

            2.1.     The Purchaser understands and acknowledges that (i) none of the Capital Securities, the Debentures or the Guarantee (the "Offeror Securities") have been or will be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities laws, (ii) the Offeror Securities are being offered for sale by the Offerors in transactions not requiring registration under the Securities Act, and (iii) the Offeror Securities may not be offered, sold, pledged or otherwise transferred by the Purchaser except in compliance with the registration requirements of the Securities Act, or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto.

            2.2.     The Purchaser represents and warrants that it is an "accredited investor" within the meaning of subparagraph (a)(1), (2), (3), (7) or (8) of Rule 501 under the Securities Act.

            2.3.     The Purchaser represents and warrants that it is purchasing the Capital Securities for its own account, for investment purposes only and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Capital Securities pursuant to an

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effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and the Purchaser agrees to the legends and transfer restrictions applicable to the Capital Securities contained in the Declaration. The Purchaser understands that no public market exists for the Capital Securities, and that it is unlikely that a public market will ever exist for the Capital Securities.

            2.4.     The Purchaser has (a) consulted with its own legal, accounting and other advisors in connection herewith to the extent it has deemed necessary, and (b) had the opportunity to ask questions of, and receive answers and request additional information from, the Offerors and is aware that it may be required to bear the economic risk of an investment in the Capital Securities for an extended period of time.

            2.5.     The Purchaser understands and acknowledges that the Offerors will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agrees that if any of the foregoing acknowledgments, representations, warranties or agreements cease to be accurate, it shall promptly notify the Offerors.

            2.6.     The Purchaser represents and warrants that it has full power and authority to execute and deliver this Subscription Agreement, to make the representations and warranties specified herein, and to consummate the transactions contemplated hereby, and it has full right and power to subscribe for Capital Securities and perform its obligations pursuant to this Subscription Agreement.

            2.7.     The Purchaser represents and warrants that this Subscription Agreement has been duly authorized, executed and delivered by the Purchaser.

ARTICLE III

MISCELLANEOUS

            3.1.     Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, international courier, or delivered by hand against written receipt therefor, or by facsimile transmission and confirmed by telephone, to the following addresses, or such other address as may be furnished to the other parties as herein provided:
To the Offerors:	Northeast Bancorp 158 Court Street, Auburn, Maine 04210 Attention: James D. Delamater, President and CEO Telephone: 207-777-6411 Fax: 207-777-5936
To the Purchaser:	Greenwich Capital Financial Products, Inc. c/o Greenwich Capital Markets, Inc. 600 Steamboat Road Greenwich, CT 06830 Attention: Philip Orenstein Phone: 203-618-2430 Fax: 203-422-4430
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With a copy to: Greenwich Capital Markets, Inc. 600 Steamboat Road Greenwich, CT 06830 Attention: Legal Department Phone: 203-625-6072 Fax: 203-618-2132

            Unless otherwise expressly provided herein, notices shall be deemed to have been given when received.

            3.2.     This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties hereto.

            3.3.     Upon the execution and delivery of this Subscription Agreement by the parties hereto, this Subscription Agreement shall become a binding obligation of each such party with respect to the matters covered herein, including those incorporated by reference from the Placement Agreement.

            3.4.     THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. EACH OF THE TRUST AND THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES (INCLUDING, WITHOUT LIMITATION, THE TRUST) AND THE PURCHASER, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS SUBSCRIPTION AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE TRUST AND THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES (INCLUDING, WITHOUT LIMITATION, THE TRUST) AND THE PURCHASER, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            3.5.     The parties hereto agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

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            3.6.     This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

Signatures appear on the following page

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IN WITNESS WHEREOF, this Subscription Agreement is agreed to and accepted as of the day and year first written above.

NORTHEAST BANCORP
By:	________________________________ Name: Title:
NBN CAPITAL TRUST IV
By:	________________________________ Name: Title: Administrator

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IN WITNESS WHEREOF, I have set my hand the day and year first written above.

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

By: _______________________________
Name:
Title:

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